Exhibit 99.1

Name and Address of Reporting Person:	Leslie H. Wexner
c/o Limited Brands, Inc.
Three Limited Parkway
Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	3/27/2012

Title of Security	Amount of Securities Beneficially Owned Following Reported Transaction(s)		Ownership Form: Direct (D) or Indirect (I)		Nature of Indirect Beneficial Ownership

Common Stock	19,389,194		D/I	(2)	(2)

Common Stock	8,600,686		D/I	(1)	(1)

Common Stock	11,705,880		I	(3)	The Linden Trust

Common Stock	4,892,608		I	(3)	Wexner Personal Holdings Corporation

Common Stock	478,115		I	(4)	The Wexner Children’s Trust II

Common Stock	1,689,826	(5)	I	(3)	Held in Limited Brands, Inc. Savings and Retirement Plan for Leslie H. Wexner’s account

See Notes on next page.

Name and Address of Reporting Person:	Leslie H. Wexner
c/o Limited Brands, Inc.
Three Limited Parkway
Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	3/27/2012

Notes:

(1)	Owned by Abigail S. Wexner (“Mrs. Wexner”) directly. Owned by Leslie H. Wexner (“Mr. Wexner”) indirectly, through Mrs. Wexner.

(2)	Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3)	Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4)	Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5)	Based on account balance as of February 29, 2012. The Savings and Retirement Plan is a “qualified plan” within the meaning of Rule 16b-3.

Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

This Form does not report the shares of Common Stock owned by The Wexner Family Charitable Fund (for which each of Mr. and Mrs. Wexner serve as a trustee) because Mr. and Mrs. Wexner do not have a pecuniary interest in such shares, as the charitable fund is a tax exempt organization pursuant to IRC Section 501(c)(3).

Joint Filer Information

Name of Joint Filer:	Abigail S. Wexner

Address of Joint Filer:	c/o Limited Brands, Inc.
Three Limited Parkway
Columbus, OH 43216

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	3/27/2012

Designated Filer:	Leslie H. Wexner

Signature:

/s/  Abigail S. Wexner
Abigail S. Wexner

March 29, 2012
Date